                                                                    Exhibit 99.3

                          INVERESK RESEARCH GROUP, INC.
                SCRIPT FOR THE SECOND QUARTER, 2003 EARNINGS CALL
                                  JULY 30, 2003

SLIDE 1 - COVER PAGE (MATT DALLAS, FD MORGEN-WALKE)

Good morning ladies and gentlemen and welcome to the web cast of Inveresk Research Group's results for the second quarter of 2003. Presenting from the Company will be Dr Walter Nimmo, President and Chief Executive Officer and Mr Paul Cowan, Chief Financial Officer.

The presentation will be presented simultaneously over the internet with access via the Company's website at www.inveresk.com. An opportunity will be given for questions to be asked following the presentation.

SLIDE 2 - SAFE HARBOR DISCLAIMER (MATT DALLAS, FD MORGEN-WALKE)

We would remind you of the safe harbor disclaimer included with the Company's results presentation -

Statements contained in this presentation that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest rate and foreign exchange fluctuations, our ability to attract and retain employees, the loss or delay of contracts due to economic uncertainty and other factors, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company's recent filings with the Securities and Exchange Commission, including the company's S-1 Registration Statement and Form 10-K filed on February 18, 2002. Further information for data reconciling reported and pro-forma financial data can be found in the Company's press release filed July 29, 2003.

SLIDE 3 - TITLE SLIDE (MATT DALLAS, FD MORGEN-WALKE)

Today's presentation will take place in two parts. Dr Walter Nimmo will provide an operational overview for the Company and Mr Paul Cowan will provide a financial overview. With that I would now like to introduce Dr Walter Nimmo.

SLIDE 4 - OPERATIONAL OVERVIEW (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

Good morning everyone and welcome to this presentation of the financial results of the Inveresk Research Group for the second quarter 2003.

We are pleased to say that we have exceeded consensus forecasts for the company in terms of earnings per share for the second quarter of 2003.

- We recorded net service revenue of $67.0 million in the second quarter, a 21% increase over net service revenues for the same period in 2002. The year-on-year comparison has benefited from exchange rate movements, although underlying growth was reasonable given the strength of the second quarter results in 2002. Revenues increased 16.2% from the first quarter of 2003 as a result of the anticipated rebound in activity levels during the second quarter at CTBR, our North American pre-clinical operations, as well as continued strength in Pre-clinical Europe and our clinical activities.

- Income from operations totaled $12.9 million, compared with a $37.9 million loss in second quarter of 2002. On a pro forma basis, income from operations in the second quarter of 2002 was $12.1 million

- Pre-clinical revenues were $42.2 million, compared with $36.4 million in the first quarter of 2003, demonstrating the rebound at CTBR and continued strength of the European pre-clinical business.

- Meanwhile clinical development revenues grew 29% year-on-year and its operating margin increased to 11.3% in the second quarter, from 10.6% in the second quarter of 2002.

- Reported earnings per share were $0.27 in the second quarter of 2003, compared with a loss per share of $1.87 in the corresponding period of 2002. On a pro forma basis, earnings per share for the second quarter of 2002 were $0.23.

- On a pro forma basis therefore, earnings per share increased by 17.4% compared with the second quarter of 2002.

- Cash flow from operations totaled $17.0 million year-to-date, before capital expenditure of $8.5 million.

- Continuing the positive momentum from the first quarter, new business signings totaled $68.7 million in the second quarter of 2003. Year to date, new business signings totalled $145.3 million, and confirmed backlog stood at $224 million at June 30, 2003

All of our businesses met or exceeded their new business signings budgets in the first half of 2003. Additionally, strong operating results and year-on-year growth were recorded during the quarter by all of our operations.

SLIDE 5 - NET SERVICE REVENUE - Q2, 2003 (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

Moving on to discuss in more detail the breakdown of our net service revenue, you can see that during the second quarter of 2003, Pre-clinical accounted for 63% of net service revenue and Clinical accounted for 37%.

Looking at revenues by client type in the second quarter, pharmaceutical companies accounted for 54% of net service revenue, biotechnology companies accounted for 33% of net service revenues and other companies, predominantly agro-chemical, veterinary and chemical related work, accounted for the remaining 13% of revenues.

58% of our revenues were derived from clients based in the USA, 32% from Europe, 7% from Japan and 3% from the rest of the world.

SLIDE 6 - REVENUE BY CLIENT - Q2, 2003 (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

You will see from the next slide that we have maintained our core strategy to have a highly diverse client base.

In the second quarter our biggest client accounted for 10.4% of net service revenues. Our five largest clients accounted for 24.2% of net service revenues and our top 20 clients accounted for only 44.3% of net service revenue.

Also, we should continue to emphasise that revenues earned from our biggest clients are spread over multiple service offerings and also over multiple research programs.

SLIDE 7 - MOVING ANNUAL TOTAL OF SIGNED CONTRACTS (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

As many of you will already know, we assess internally the strength of our underlying businesses using a measure referred to as the Moving Annual Total of Signed Contracts. This statistic measures the cumulative new business signings in each of our individual businesses over the previous twelve months. We use this measure to assess potential revenues over the coming twelve months.

Moving Annual Total of Signed Contracts at June 30, 2003 amounted to $281 million, benefiting from the continued strength in new business signings across all our businesses. Our internal aim for this statistic is for it to be 10% over our target revenue for the current year, in which case we have historically met our revenue targets.

SLIDE 8 - CONFIRMED BACKLOG (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

Confirmed backlog at June 30, 2003 was $224 million, compared with $202 million at June 30, 2002. Because of the short-term nature of large parts of our pre-clinical and Phase I businesses, we prefer to use the Moving Annual Total of Signed Contracts as the leading indicator of the underlying health of our businesses.

SLIDE 9 - PHARMARESEARCH ACQUISITION (WALTER NIMMO, INVERESK RESEARCH GROUP,
INC.)

This slide summarises the key points of our acquisition of PharmaResearch:

- PharmaResearch is a US-based drug development services group focused on the provision of Phase II to Phase IV clinical trials support services, principally in the areas of respiratory and infectious diseases.

- The Company is based in Morrisville and Wilmington, North Carolina, with foreign operations based in the United Kingdom, France, Spain and China.

- This acquisition allows us to increase significantly the scale and service of our North American clinical development operations.

- PharmaResearch's strong presence in the field of respiratory and infectious diseases offers the opportunity to build further on Inveresk's high value-added clinical support services.

- In 2002, PharmaResearch recorded net service revenue of $40.6 million and income from operations of $4.8 million.

- The acquisition is forecast to be accretive to earnings per share for the remainder of 2003, supporting further our profit objective for the clinical business segment.

- The transaction valued PharmaResearch at $37.1 million, net of cash acquired of approximately $10.0 million.

-     And, the acquisition is effective from July 30, 2003.

- The PharmaResearch acquisition has been financed through a new $150 million syndicated bank credit facility arranged by Wachovia Bank. This new facility will also replace our existing bank credit facilities put in place at the time of our IPO.


SLIDE 10 - TITLE SLIDE: PAUL COWAN, CHIEF FINANCIAL OFFICER (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

I would now like to turn the call over to Paul Cowan, our Chief Financial Officer, for a financial overview of the second quarter.

SLIDE 11 - GAAP/PRO FORMA OPERATING INCOME - Q2, 2003 (PAUL COWAN, INVERESK RESEARCH GROUP, INC.)

Good morning ladies and gentlemen.

This next slide reconciles our reported and pro forma results for the second quarter of 2003.

Reported income from operations for the second quarter of 2003 totaled $12.9 million, compared with a $37.8 million loss in the second quarter of 2002. On a pro forma basis, however, income from operations was the same as reported in 2003 and $12.1 million in the second quarter 2002.

SLIDE 12 - Q2, 2003 FINANCIAL RESULTS BY SEGMENT (PAUL COWAN, INVERESK RESEARCH GROUP, INC.)

- Compared with 2002, Pre-clinical and Clinical increased net service revenue by 16% and 29% respectively. Overall, the Company recorded net service revenue in the quarter $67.0 million, an increase of 21% compared to 2002.

- We continue to benefit from positive exchange rate movements, particularly with regard the Canadian dollar and pounds sterling. On a constant dollar basis, net service revenue in pre-clinical and clinical increased by 3% and 22% respectively in the second quarter of 2003. Growth in the pre-clinical business was satisfactory given results in North America during the first quarter and also given the very strong second quarter result in 2002 which, as reported, benefited from a number of one-off items.

- Income from operations increased by 7% and 17% for the pre-clinical and clinical segments respectively. Overall, on a pro forma basis income from operations increased by 7% compared to the corresponding period in 2002. Compared to the first quarter of 2003, income from operations increased by more than 50% reflecting the recovery at CTBR and the continued strength of our remaining businesses.

- We will discuss later the key factors influencing the second quarter's revenues and operating income.

SLIDE 13 - SEGMENT PROFITABILITY - Q2, 2003 (PAUL COWAN, INVERESK RESEARCH GROUP, INC.)

Pre-clinical recorded a return to strong operating profit margins during the quarter. As a percentage of revenue, the operating margin of pre-clinical was 28.9% in Q2, compared to 31.2% during the same period in 2002 and 24.2% in the first quarter of this year. We are pleased with this outcome given our first quarter results, the impact on margins of exchange rate movements and the fact that the 2002 operating margin benefited from a number of one-off items previously reported.

The continuing solid performance of our clinical business segment contributed strongly to our second quarter operating performance. Clinical reported an operating margin of 11.3% in the second quarter, compared to 12.4% in 2002. The slight decline in margin reflects largely a shift in the business mix, with a higher proportion of revenues this quarter being accounted for by the recovery of out-of-pocket expenses. We were nevertheless pleased by the 17% increase in the operating profit of this segment.

SLIDE 14 - PRO FORMA EPS - Q2, 2003 (PAUL COWAN)

Inveresk Research reported diluted earnings per share of $0.27 in the second quarter of 2003, compared to a loss per share in 2002. On a pro forma basis, earnings per share in Q2, 2002 amounted to $0.23.

SLIDE 15 - KEY FACTORS INFLUENCING Q2, 2003 RESULTS (PAUL COWAN, INVERESK RESEARCH GROUP, INC.)

In this next slide we highlight the key factors, which influenced the Company's financial results the second quarter of 2002. These included:

- A rebound in activity levels at CTBR, where revenues increased 24.2% compared with the first quarter of 2003.

-     Our strong European Pre-clinical performance has been maintained.

- Acceleration in Clinical revenue growth, although mix of revenues has impacted operating margins slightly.

- Beneficial exchange rate movements positively impacting translation of non-US financial results.

- Transaction exchange losses recorded, amounting to $0.4 million - demonstrating benefit of hedging program implemented in March.

- Social security costs totaling $0.1 million in respect of the exercise of employee stock options.

- And, a Negative mark-to-market adjustment on interest rate swaps of $0.3 million.


SLIDE 16 - REVIEW OF CASH FLOWS - Q2, 2003 (PAUL COWAN, INVERESK RESEARCH GROUP, INC.)

In terms of cash flow and balance sheet performance, in 2002:

- The Company generated cash flow from operations of $17.0 million in the first half of 2003

- We invested $8.5 million in capital expenditure, principally on the expansion of our pre-clinical facility in Tranent, Scotland.

- The Company had net days sales outstanding of 31 at Quarter end, compared to 30 days at December 31, 2002,

- At June 30, 2003 the Company had cash and equivalents of $21.8 million and gross financial debt of $57.5 million.

As we mentioned earlier, the acquisition of PharmaResearch has been funded primarily through a new $150 million credit facility arranged by Wachovia Bank. This facility will also replace our existing bank credit facilities.

I will now hand you back to Walter Nimmo to finalise the presentation.

SLIDE 17 - OUTLOOK AND STRATEGY (WALTER NIMMO, INVERESK RESEARCH GROUP, INC.)

We experienced continued strength in new business signings, which were experienced across all operations - toxicology, laboratory sciences and clinical.

Pre-clinical expansion remains on plan, both in the Montreal and Edinburgh facilities.

The acquisition of PharmaResearch supports further our Clinical profit objective
- and the acquisition will be accretive from the outset.

Our European pre-clinical operations are experiencing continued strong demand.

Record new business enquiries at CTBR and strong new business signings, although delayed decision making by clients may impact revenue growth in the second half.

Based on these factors, our 2003 guidance is maintained at pro forma EPS of $1.07 to $1.09 for the full year, on a diluted basis, before taking account of costs associated with the integration of PharmaResearch Corporation and our withdrawn share offering in the first quarter.

As we have said in the past, we will continue to service our clients with quality, high value services. The pre-clinical expansion is on plan and the acquisition of PharmaResearch supports our clinical profit objective. Inveresk is benefiting from its diverse revenue and client base, as well as our diverse service offering, which positions the Company well for the future.

Ladies and gentlemen, that is the end of our presentation. I would now like to invite questions from the participants in our conference call.